UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2
VirnetX Holding Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VirnetX Holding Corporation 308 Dorla Ct. Zephyr Cove, NV 89448 www.virnetx.com April 11, 2019

To the Stockholders of VirnetX Holding Corporation:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”) of VirnetX Holding Corporation to be held on Thursday, May 23, 2019, at 9:00 a.m. Pacific Time, at the MontBleu Resort Casino & Spa - South Lake Tahoe, 55 Highway 50, Stateline, Nevada 89449. At the Annual Meeting, we will ask you to consider the following proposals:

•	to elect Michael F. Angelo as our Class III director;
•	to ratify the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•	to transact such other business that may properly come before the Annual Meeting.

Our board of directors has fixed the close of business on April 1, 2019 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record as of the Record Date may vote at the Annual Meeting. Further information regarding voting rights and matters to be voted upon is presented in the accompanying proxy statement.

On or about April 11, 2019, we expect to mail to our stockholders of record as of the Record Date a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement accompanying this letter (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”) online. The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of the proxy materials by mail. The Proxy Statement and the Annual Report can be accessed directly at www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote online, by telephone or by mail.

Sincerely,

Kendall Larsen
Chairman of the Board of Directors
Zephyr Cove, Nevada
April 11, 2019

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2019

On Thursday, May 23, 2019, VirnetX Holding Corporation will hold its 2019 Annual Meeting of Stockholders at 9:00 a.m. Pacific Time. We refer to the 2019 Annual Meeting of Stockholders, together with any postponements, adjournments or other delays thereof, as the Annual Meeting. The Annual Meeting will be held at the MontBleu Resort Casino & Spa - South Lake Tahoe, 55 Highway 50, Stateline, Nevada 89449, for the following purposes:

•	to elect Michael F. Angelo as our Class III director;
•	to ratify the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•	to transact such other business that may properly come before the Annual Meeting.

The foregoing items of business are further described in the proxy statement accompanying this notice (the “Proxy Statement”). Included with the Proxy Statement is a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2019 (the “Annual Report”). We encourage you to read the Annual Report. It includes our audited financial statements and information about our operations, markets and products. The close of business on April 1, 2019 has been fixed by our board of directors as the record date for the determination of stockholders entitled to notice of, and to vote at, our Annual Meeting (the “Record Date”). As of the Record Date, there were 68,104,001 shares of common stock issued and outstanding. Stockholders of record as of April 1, 2019 may vote at the Annual Meeting.

Your vote is important to us. Whether or not you plan to attend the meeting, please complete, sign, date and return the proxy card or voting instruction card as instructed or vote by telephone or using the internet as instructed on the proxy card or voting instruction card. Returning the proxy card, voting online or voting by telephone will ensure your representation at the meeting, but does not deprive you of your right to attend the meeting and vote your shares in person. The Proxy Statement explains more about the proxy voting process. Please read it carefully. We look forward to seeing you at the Annual Meeting.

Kathleen Larsen
Corporate Secretary

Zephyr Cove, Nevada
April 11, 2019

Our Proxy Statement, Proxy Card and Annual Report for the year ended December 31, 2018 are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT TO US.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD OR VOTING INSTRUCTION CARD.

i

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ANNUAL MEETING OF STOCKHOLDERS
OF
VIRNETX HOLDING CORPORATION

PROXY STATEMENT

The Board of Directors (the “Board”) of VirnetX Holding Corporation (“we,” “us,” the “Company” or “VirnetX”) is providing these proxy materials to you for use in connection with the 2019 Annual Meeting of Stockholders to be held on Thursday, May 23, 2019 at 9:00 a.m. Pacific Time, and at any postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held at the MontBleu Resort Casino & Spa - South Lake Tahoe, 55 Highway 50, Stateline, Nevada 89449.

Stockholders of record as of April 1, 2019 (the “Record Date”) are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement (the “Proxy Statement”).

The Notice of Internet Availability (the “Notice”) will be first mailed to stockholders of record as of the Record Date on or about April 11, 2019. These proxy solicitation materials combined with the Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “Annual Report”), including financial statements, were first made available online, on or about April 11, 2019. Our principal executive offices are located at 308 Dorla Ct., Zephyr Cove, Nevada 89448, and our telephone number is (775) 548-1785. We maintain a website at www.virnetx.com. The information on our website is not incorporated by reference in the Proxy Statement.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?
A:	We have made these materials available to you online or, upon your request, have delivered versions of these materials to you by mail or email, in connection with our solicitation of proxies for use at the Annual Meeting, which will take place on Thursday, May 23, 2019. As a VirnetX stockholder as of the Record Date, you are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in the Proxy Statement.
Q:	Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials this year instead of a full set of proxy materials?
A:	Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials online. Accordingly, the Notice containing instructions on how to access our proxy materials is first being mailed on or around April 11, 2019. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.
Q:	What is included in the proxy materials?
A:	The proxy materials include:
•	the Proxy Statement; and
•	the Annual Report, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instruction card for the Annual Meeting.

Q:	How can I get electronic access to the proxy materials?
A:	The Notice will provide you with instructions regarding how to:
•	view our proxy materials for the Annual Meeting online; and
•	instruct us to send future proxy materials to you electronically by email.

Choosing to access the proxy materials on the internet or receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How may I obtain the Annual Report?
A:	Stockholders may request a free copy of the Annual Report by writing to us at P.O. Box 439, Zephyr Cove, NV 89448 (Attention: Investor Relations). You may also obtain a copy free of charge from our website at http://www.virnetx.com. You may also obtain a copy of the Annual Report filed with the SEC on March 18, 2019 online at www.sec.gov.
Q:	Who pays for the expenses of soliciting proxies and what are the means of solicitation?
A:	The expenses associated with the Company’s solicitation of proxies for the Annual Meeting are to be paid by the Company. Such solicitation of proxies may be made by means of personal calls to, or telephonic, facsimile or electronic communications with, stockholders or their representatives by our directors, officers and employees, who will not be specially compensated for such services. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners.
Q:	How can I attend the Annual Meeting?
A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the Record Date. Registration will begin at 8:00 a.m. Pacific Time at the meeting location on the date of the Annual Meeting, and each stockholder may be asked to present valid, government-issued photo identification, such as a driver’s license or passport. If you are a stockholder of record, your name will be verified against the list of stockholders of record as of the Record Date prior to you being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to the Record Date, a copy of any voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide valid government-issued photo identification or comply with the other procedures outlined above, you may not be admitted to the Annual Meeting. Please note that the use of cell phones, smartphones, recording and photographic equipment, computers or other electronic devices at the Annual Meeting is prohibited.
Q:	Who is entitled to vote at the Annual Meeting?
A:	Stockholders who our records show owned shares of VirnetX as of the close of business on the Record Date may vote at the Annual Meeting. On the Record Date, we had a total of 68,104,001 shares of common stock outstanding. The stock transfer books will not be closed between the Record Date and the date of the Annual Meeting.
Q:	What is the difference between holding shares as a registered stockholder and as a street name stockholder?
A:	Registered Stockholders. If your shares are registered directly in your name with VirnetX’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Proxy Statement was provided to you directly. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in street name and the Proxy Statement should be forwarded to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. If you request a printed copy of the proxy materials by mail, your broker, bank or other nominee will provide a voting instruction card for you to use.

Q:	What am I voting on?
A:	Our stockholders will vote on the following matters at the Annual Meeting:
•	election of Michael F. Angelo as our Class III director; and
•	ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Q:	How does the Board recommend I vote on these proposals?
A:	The Board recommends a vote:
•	FOR the election of Michael F. Angelo as our Class III director; and
•	FOR the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Q:	How do I vote?
A:	You may either vote “FOR” the nominee to the Board or you may “WITHHOLD” your vote for the nominee to the Board. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting.

Registered Stockholders: Registered stockholders may vote by one of the following methods:

•	In Person at the Annual Meeting. Stockholders who attend the Annual Meeting may vote in person at the Meeting. Please see “How can I attend the Annual Meeting?” above for further information;
•	By Mail. If printed copies of the proxy materials were mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;
•	By Telephone. Stockholders of record as of the Record Date who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards or the Notice or by following the voting instructions provided by email or over the internet; or
•	Online. Stockholders of record with internet access may submit proxies via the internet by following the “Vote by Internet” instructions described in the Notice.

Please note that online and telephone voting facilities for registered stockholders will close at 11:59 p.m. Eastern Time on May 22, 2019.

Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you should have received instructions from your broker, bank or other nominee on how to vote or instruct your broker, bank or other nominee to vote your shares. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request and obtain a legal proxy from your broker, bank or other nominee and present that proxy or voting instruction card and valid, government-issued photo identification at the Annual Meeting in order to vote your shares.

Street name stockholders may generally vote by one of the following methods:

•	By Mail. If printed copies of the proxy materials were mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope provided to you;
•	By Methods Listed on Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other nominee to determine whether you may vote by telephone or electronically on the internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or
•	In Person with a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her broker, bank or other nominee. Please consult the voting instruction card provided to you by your broker, bank or other nominee to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	How many votes do I have?
A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date. Stockholders may not cumulate votes.
Q:	Will there be any other items of business on the agenda?
A:	We do not know of any business to be considered at the Annual Meeting other than the proposals described in the Proxy Statement. However, if any other business is properly presented at the Annual Meeting pursuant to guidelines described in our bylaws, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting. Such matters include, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place, including without limitation, for the purpose of soliciting additional proxies.
Q:	If I submit a proxy, how will it be voted?
A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board, as follows:
•	FOR the election of Michael F. Angelo as our Class III director; and
•	FOR the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.
Q:	Can I change my vote after submitting my proxy?
A:	Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any of the following ways:
•	you may submit another properly completed proxy card with a later date;
•	you may send a written notice that you are revoking your proxy to VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, Nevada 89448;
•	you may vote again on a later date online or by telephone (only your latest online or telephone proxy submitted prior to the Annual Meeting will be counted); or
•	you may attend the Annual Meeting and vote in person (attendance at the Annual Meeting will not by itself revoke a previously granted proxy).

If you are a beneficial owner of shares held in street name, you may change your vote:

•	by submitting new voting instructions to your broker, bank or nominee; or
•	if you have obtained a legal proxy from the broker, bank or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person (attendance at the Annual Meeting will not by itself revoke a previously granted proxy).
Q:	How are votes counted?
A:	For Proposal I — Election of One Class III Director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. Votes that are withheld will be excluded entirely and will have no effect in the election of the director. If you hold your shares in street name, please note that your broker, bank or other nominee may not vote your shares in the election of the director without instructions from you. Thus, if you hold your shares in street name and you do not instruct your broker, bank or other nominee how to vote in the election of the director, no votes will be cast on your behalf, but your proxy will be counted for the purpose of establishing a quorum.

The director nominee receiving the highest number of votes cast by the shares present in person or by proxy and entitled to vote at the Annual Meeting on this matter will be elected to the Board.

For Proposal II — Ratification of Farber Hass Hurley LLP as our Independent Registered Public Accounting Firm, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you abstain from voting on Proposal II, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum, but your abstention will have the same effect as a vote against the proposal. If you hold your shares in street name, your broker, bank or nominee will have discretionary authority to vote on Proposal II if they do not receive instructions from you.

Ratification of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting on this matter.

Finally, if you sign and return your proxy card with no further instructions, your shares will be counted as a vote “FOR” the Class III director nominee; and “FOR” the ratification of the appointment of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019. In addition, the proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the Annual Meeting and any adjournment or postponement thereof.

Q:	What is the quorum requirement?
A:	A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of common stock are represented by stockholders as of the Record Date present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy or if you vote in person at the Annual Meeting. Abstentions will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

Q:	What effect do abstentions and broker non-votes have on quorum requirements?
A:	Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting. A “broker non-vote” occurs when a broker votes on a matter it does not have authority to vote on.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker will be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares on routine matters but expressly instructing that the broker is NOT voting on non-routine matters. Ratification of our independent registered public accounting firm (Proposal II) contained in this Proxy Statement is considered a routine matter. However, Proposal I is considered a non-routine matter.

Brokers do not have discretionary authority to vote on the election of directors (Proposal I) so it is very important that you instruct your broker how to vote with respect to this proposal.

Q:	I share an address with another stockholder, and we received only one copy of the Notice. How may I obtain an additional copy of the Notice or proxy materials?
A:	In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice or our proxy materials if a full set is requested, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one Notice or set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your written request to VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, Nevada 89448 (Attn: Investor Relations), or (2) call our Investor Relations department at (775) 548-1785. Additional copies of the proxy materials will be sent promptly after receipt of your request. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	What does it mean if I receive more than one Notice?
A:	It means that you hold shares in more than one account. To ensure that all your shares are voted, sign, date and return each proxy card.
Q:	Who tabulates the votes and how will I know the results of the voting at the Annual Meeting?
A:	The votes will be tabulated by an independent inspector of election, who will be a representative of Broadridge Financial Solutions, Inc.

We will announce preliminary voting results at the Annual Meeting. We will publish the preliminary, or if available, final, voting results in a Current Report on Form 8-K to be filed with the SEC on or before the fourth business day following the date of the Annual Meeting. If not published in an earlier Current Report on Form 8-K, we will publish the final voting results in an amendment to the Current Report on Form 8-K reporting the preliminary voting results within four business days after the final voting results are available. You may obtain a copy free of charge on our website at http://www.virnetx.com, by contacting our Investor Relations Department at (775) 548-1785, or online at www.sec.gov.

Q:	How do I contact the Board?
A:	You can send written communications to the Board or any individual director in accordance with our bylaws, addressed to:

Board of Directors, Nominating and Corporate Governance Committee,
or name of individual director
c/o Corporate Secretary
VirnetX Holding Corporation
P.O. Box 439
Zephyr Cove, Nevada 89448

Our Secretary will then direct such communications (except for solicitations or other matters unrelated to us) to the relevant director(s).

Q:	Where are your principal executive offices?
A:	Our principal executive offices are located at 308 Dorla Ct., Zephyr Cove, Nevada 89448. Our telephone number is (775) 548-1785.
Q:	How do I submit a stockholder proposal for the 2020 Annual Meeting of Stockholders?
A:	Stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals in writing to the Company in a timely manner. In order to be included in the proxy statement for the 2020 annual meeting of stockholders, stockholder proposals must be received by the Company no later than December 13, 2019 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, the Company’s bylaws establish an advance notice procedure for stockholders who wish to present certain matters, including the nomination of directors, before an annual meeting of stockholders without including those matters in the Company’s proxy statement. In general, such proposals, including the information required by the Company’s bylaws, must be received by the Company no earlier than January 24, 2020 and no later than February 23, 2020.

If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the 2019 annual meeting and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Company’s advance notice procedure requires that such proposal including certain information, as described in the Company’s bylaws, must be received by the Company not later than the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Our Bylaws have been publicly filed with the SEC and can be obtained online at www.sec.gov.

If a stockholder fails to give notice of a stockholder proposal as required by our bylaws or other applicable requirements, then the proposal will not be included in the proxy statement for our 2020 Annual Meeting of Stockholders and the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2020 Annual Meeting of Stockholders.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?
A:	You may contact our transfer agent, Corporate Stock Transfer, Inc. by telephone at (303) 282-4800, or by facsimile at (303) 282-5800, if you have lost your stock certificate or need to change your mailing address.

IMPORTANT ADDITIONAL VOTING INFORMATION FOR THE ANNUAL MEETING

Broker Voting

Stockholders who hold shares of the Company through a broker, bank or other nominee receive proxy materials before each stockholder meeting. Your broker is not permitted to vote on your behalf on Proposal I, unless you follow the instructions provided by your broker. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other nominee before the date of the Annual Meeting.

Your Participation in Voting the Shares You Own Is Important

Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the majority voting standard that we apply in the election of directors. Please review the proxy materials and follow the instructions on the proxy card to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the Company’s future.

BOARD OF DIRECTORS

The Board is presently composed of five members: Michael F. Angelo, Gary Feiner, Kendall Larsen, Thomas M. O’Brien and Robert D. Short III, Ph.D. Mr. Larsen serves as Chairman of the Board of Directors.

Our Amended and Restated Certificate of Incorporation provides that the directors on our Board shall be divided into three classes, with the classes serving for staggered, three-year terms. Currently, we have two Class I directors, two Class II directors and one Class III director. One class is elected each year at the annual meeting of stockholders. The term of each class of directors expires as follows: Class III at the Annual Meeting, Class I at the 2020 annual meeting of stockholders, and Class II at the 2021 annual meeting of stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

Director Nominee and Continuing Directors

Set forth below are the names and certain information about the nominee for Class III director. The names of, and certain information about, the current Class I and Class II directors with unexpired terms are also set forth below. All information is as of March 18, 2019.

Name	Age	Class	Current Term Expire	Position	Director Since
Director Nominee
Michael F. Angelo	59	III	2019	Director	2007
Continuing Directors
Kendall Larsen	62	I	2020	President, Chief Executive Officer and Chairman of the Board of Directors	2007
Gary W. Feiner	56	I	2020	Director	2014
Thomas M. O’Brien	52	II	2021	Director	2007
Robert D. Short III, Ph.D.	67	II	2021	Chief Technology Officer, Chief Scientist and Director	2010

Director Nominee

Class III Director

Michael F. Angelo, CRISC CISSP, has been a director since July 5, 2007. He has been the Chief Security Architect at NetIQ Corporation/Micro Focus, a global, enterprise software company since August 2005. From October 2003 to August 2005, Mr. Angelo was a Security Architect and Manager, Government Engagements SBU with Microsoft Corporation. From July 1989 to October 2003, Mr. Angelo was a Staff Fellow at both Hewlett Packard Company and Compaq Computer Corp. Mr. Angelo also served as Senior Systems Programmer at the John von Neumann National Supercomputer Center from September 1985 to July 1989. He was a Sub-Chairman of the National Institute of Standards and Technology Board of Assessment for Programs/National Research Council responsible for the CISD review for fiscal years 2001 and 2002, and he has been a technology contributor and participant on the U.S. Commerce Department’s Information Systems Technical Advisory Council (ISTAC) from 1999 to the present. Mr. Angelo was named a distinguished lecturer for 2004 and 2005 by Sigma XI, the Scientific Research Society. He currently holds 63 patents, most in the area of security and authentication, and was named the 2003 Inventor of the Year for the City of Houston by the Houston Intellectual Property Lawyers Association. Mr. Angelo is also an Information Systems Security Association (“ISSA”) Fellow and ISSA Hall of Fame recipient.

As a holder of many patents in the fields of security and authentication, and as a result of his long and distinguished industry and scholarly background in the area of computer security and networking, Mr. Angelo brings to the Board critical technical and industry knowledge and expertise. With his extensive industry knowledge and having successfully served in multiple leadership capacities in various types of organizations, Mr. Angelo is uniquely qualified to serve as chair of the Company’s nominating and corporate governance committee.

Continuing Directors

Class I Directors

Kendall Larsen has been Chairman of the Board, President and Chief Executive Officer since July 5, 2007 and held the same positions with VirnetX Inc. since its inception in August 2005. Mr. Larsen does not hold director positions with any other reporting or registered investment companies. From April 2003 to July 2005, Mr. Larsen focused on pre-incorporation activities related to VirnetX Inc. From April 2002 to April 2003, Mr. Larsen was a Limited Partner at Osprey Ventures, L.P., a venture fund that makes investments primarily in business and consumer technology companies. From October 2000 to April 2002, he was Senior Vice President and General Manager of the Security Products Division of Phoenix Technologies Ltd., a software and firmware developer, and he has also held senior executive positions over a period of over twenty years at various leading technology companies, including RSA Security, Inc., Xerox Corporation, Rolm/International Business Machines Corporation, Novell, Inc., General Magic, Inc., and Ramp Networks. Mr. Larsen holds a B.S. in Economics from the University of Utah.

With his years of managerial experience, Mr. Larsen brings to the Board demonstrated management ability at senior levels. Mr. Larsen’s day-to-day leadership and intimate knowledge of our business and operations provide the Board with Company-specific experience and expertise. Mr. Larsen’s drive for innovation and excellence position him well to serve as our Chairman, President and Chief Executive Officer.

Gary W. Feiner has been a director since 2014. Mr. Feiner has served as President at Feiner Financial Inc since 1993, an accounting and financial planning services company founded in 1977. Mr. Feiner has a wide breadth of business leadership knowledge covering tax law, audit, corporate planning, securities regulation, and finance. He advises on structuring comprehensive and creative strategies for achieving profitable growth and establishing effective relationships between companies and investment bankers. He is a recognized industry expert with a reputation for a “hands on” client-focused approach. He has provided personalized services in the fields of finance, medicine, law, real estate, education and technology. Mr. Feiner was selected to serve on the Board for his unique qualifications.

Class II Directors

Thomas M. O’Brien has been a director since July 5, 2007. He is currently a private investor, and founder of private companies engaged in real estate, youth sports training and fitness, and serves as a director on the board of a nonprofit entity based in northern Virginia. Until December 31, 2017, he was Chief Executive Officer and President of TravelCenters of America LLC (NASDAQ: TA) since February 2007 and a Managing Director of TA since October 2006. Until December 31, 2017, he was an employee of The RMR Group, Inc. (NASDAQ: RMR) (“RMR”) since May 1996 and served as an Executive Vice President of that company since September 2008, prior to which he served in various roles since May 1996, including holding various positions with public entities related to RMR. From 1988 to 1996, Mr. O’Brien was a senior manager with Arthur Andersen LLP where he served a number of public company clients. Mr. O’Brien graduated cum laude from the University of Pennsylvania, Wharton School of Business, with a B.S. in Economics.

As a former certified public accountant, chief financial officer, chief executive officer, and director of public companies listed on the NYSE and NASDAQ, Mr. O’Brien brings to the audit committee, of which he is Chairman, and the Board, a deep understanding of complex accounting and finance issues faced by the Company and can provide critical insight into the financial and other reporting requirements of a U.S. public company. In addition, his extensive capital markets experience is an invaluable resource as the Company regularly assesses its capital and liquidity needs.

Robert D. Short III, Ph.D. has been a director since July 9, 2010. He has been the Chief Scientist for the Company since May 2006 and in June 2010, became the Company’s Chief Technical Officer as well. From February 2000 to April 2007, Dr. Short was Assistant Vice President and Division Manager at Science Applications International Corporation, or SAIC, from which we acquired certain patents in 2006. From 1994 to February 2000, he also held various other positions at SAIC. Prior to SAIC, he worked at ARCO Power Technologies, Inc. (Atlantic Richfield Petroleum), Sperry Corporate Technology Center and Sperry Research Center. He has a Ph.D. in Electrical Engineering from Purdue University along with a M.S. in Mathematics and a B.S. in Electrical Engineering from Virginia Tech.

As co-inventor on the majority of the patents in the Company’s patent portfolio, Dr. Short brings to the Board extraordinary technical knowledge and a deep understanding of the Company’s business, history and organization and the field of information security.

Corporate Governance

Role of the Board

Our directors are appointed to oversee the actions and results of our management. They were selected for their educational background, professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom and ability to represent the best interests of our stockholders. Their responsibilities include but are not limited to:

•	providing general oversight of the business;
•	approving corporate strategy;
•	approving major management initiatives;
•	providing oversight of legal and ethical conduct;
•	overseeing our management of significant business risks;
•	selecting, compensating, and evaluating director nominees;
•	evaluating Board processes and performance; and
•	reviewing and implementing recommendations and reports of the committees of the Board.

Board Leadership Structure

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which is essential to effective governance.

The Company does not currently have a lead independent director. To ensure effective independent oversight, the Board has designed its leadership structure so that independent directors exercise oversight of the Company’s management and key issues related to strategy and risk. Only independent directors serve on and chair the audit committee, the compensation committee and the nominating and corporate governance committee of the Board. As a result of the Board’s committee system and majority of independent directors, the Board maintains effective oversight of our business operations, including independent oversight of our financial statements, executive compensation, selection of director candidates, and corporate governance programs. Accordingly, we believe that our current leadership structure is appropriate and enhances the Board’s ability to effectively carry out its roles and responsibilities on behalf of our stockholders.

Risk Oversight

Management is responsible for the day-to-day management of risks that the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning, as designed. The Board believes that establishing the right “tone at the top” and full and open communication between management and the Board are essential for effective risk management and oversight. Senior management attends Board meetings quarterly and is available to address any questions or concerns raised by the Board on risk management and any other matters. Each quarter, the Board receives presentations from senior management on strategic matters involving our operations. The Board holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for the Company.

While the Board is ultimately responsible for risk oversight for the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities with respect to certain areas of risk. The audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. Our compensation committee assists the

Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Risk Assessment of Compensation Policies

The Company notes that:

•	the Company’s annual incentive compensation is based on performance that promotes disciplined progress towards longer-term Company goals;
•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;
•	the Company’s compensation programs are weighted toward offering long-term incentives that reward sustainable performance; and
•	the Company’s compensation awards are established at reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects, as well as the compensation offered by comparable companies.

The Company’s compensation policies and practices are intended not to foster risk taking above the level of risk associated with the Company’s business model. Accordingly, the Company believes it has a balanced pay and performance program that does not promote excessive risk taking.

Code of Ethics

We have adopted a Code of Ethics for all employees and directors in accordance with the requirements of Item 406 of Regulation S-K and the NYSE American LLC (formerly NYSE MKT) Company Guide. A copy of our Code of Ethics is available on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, Nevada 89448 (Attention: Investor Relations).

We intend to post on our website any amendment to, or waiver from, a provision of our Code of Ethics within four business days of such amendment or waiver.

Composition of the Board

Mix of Independent Directors and Officer-Directors

The Board has a majority of independent directors and has determined that it is beneficial for us and our stockholders for our Chief Executive Officer and Chief Scientist to also be Board members. Other officers may, from time to time, serve as Board members, but no officer other than the Chief Executive Officer should be expected to be elected to the Board by virtue of his or her office.

Independence Determinations

The Board annually determines the independence of directors based on a review by the directors and the nominating and corporate governance committee. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, stockholder, or officer of an organization that has a material relationship with the Company.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act, and the listing standards of the NYSE American. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the listing standards of the NYSE American.

We have adopted rules for director independence standards of the NYSE American corporate governance listing standards and the rules and regulations of the SEC. The Board has determined that Michael F. Angelo, Gary Feiner and Thomas M. O’Brien meet the aforementioned independence standards.

Board and Committee Meetings and Annual Meeting Attendance

The Board held a total of eight meetings during the fiscal year ended December 31, 2018, and no director attended fewer than 75% of the total number of meetings of the Board and the committees of which he was a member. Since November 6, 2007, the Board has had a standing audit committee, compensation committee and nominating and corporate governance committee. Our audit committee charter, compensation committee charter, and nominating and corporate governance committee charter, each as adopted by the Board, and as may be amended from time to time, are posted on our website at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab.

We encourage, but do not require, the Board members to attend our annual meetings of stockholders. All of our current Board members were in attendance for our 2018 Annual Meeting of Stockholders.

Committees of the Board

The Board has the following standing committees: audit committee, compensation committee and nominating and corporate governance committee. The following table details the membership of each standing committee and the number of meetings of each standing committee conducted during fiscal 2018:

Name of Director	Audit	Compensation	Nominating & Corporate Governance
Michael F. Angelo	M	M	C
Kendall Larsen	—	—	—
Thomas M. O’Brien	C	M	M
Robert D. Short III, Ph.D.	—	—	—
Gary Feiner	M	C	M
Number of Meetings in Fiscal 2018	5	6	2

M = Member

C = Chair

Nominating and Corporate Governance Committee Matters

Membership and Independence

Messrs. Angelo, Feiner and O’Brien comprise our nominating and corporate governance committee, or nominating and governance committee, with Mr. Angelo serving as the chairman. The Board has determined that each of Messrs. Angelo, Feiner and O’Brien meets the NYSE American requirements for independence. Our nominating and governance committee met two times during fiscal 2018.

Responsibilities

Our nominating and governance committee is responsible for, among other things:

•	assisting the Board in identifying prospective director nominees and recommending to the Board director nominees for each annual meeting of stockholders, vacancy, or newly created director position;
•	providing oversight with respect to corporate governance and ethical conduct;
•	developing and recommending to the Board the Code of Ethics and assessing such Code of Ethics and recommending changes; and
•	delegating such of its authority and responsibilities as it deems proper to members of the nominating and governance committee or a subcommittee thereof.

A more detailed description of our nominating and governance committee’s functions can be found in our nominating and corporate governance committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, NV 89448 (Attention: Investor Relations).

Stockholder Recommendations and Nominees

The policy of our nominating and governance committee is to consider properly submitted recommendations for candidates to the Board from stockholders. In evaluating such recommendations, our nominating and governance committee seeks to achieve a balance of experience, knowledge, integrity, and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any stockholder recommendations for consideration by our nominating and governance committee should include (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Company that are beneficially owned by such person, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, such person’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected).

Stockholder recommendations to the Board should be sent to our Corporate Secretary at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448.

In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. For a description of the process for nominating directors in accordance with our Bylaws, see “How do I submit a stockholder proposal for the 2020 Annual Meeting of Stockholders?” of this Proxy Statement and our Bylaws which have been filed with the SEC.

Director Qualifications

Our nominating and governance committee evaluates and recommends candidates for membership on the Board consistent with criteria established by the Board. The Board has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board. However, our nominating and governance committee, when considering a potential candidate, will factor into its determination the following qualities of a candidate, among others: educational background, professional experience, including whether the person is a current or former chief executive officer or chief financial officer of a public company or the head of a division of a large international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders, diversity, and with respect to diversity, such factors as gender, race, ethnicity and experience, area of expertise, potential conflicts of interest and other commitments and other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board.

Identification and Evaluation of Nominees for Directors

Our nominating and governance committee uses a variety of methods for identifying and evaluating nominees for any position on the Board. Our nominating and governance committee regularly assesses the appropriate size and composition of the Board, the needs of the Board, the respective committees of the Board, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the nominating and governance committee through stockholders, management, current members of the Board, or third-party search firms engaged by the nominating and governance committee.

Once the nominating and governance committee has identified a prospective nominee, the nominating and governance committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the nominating and governance committee concerning the prospective candidate, as well as the nominating and governance committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. If the nominating and governance committee determines, in consultation with other Board members as appropriate, that additional consideration is warranted, it may gather or request the third party search firm to gather additional information about the prospective nominee’s background and experience. The nominating and governance committee then evaluates the prospective nominee, taking into account whether the prospective nominee is independent within the meaning of the listing standards of the NYSE American and such other factors as it deems relevant, including the current composition of the Board, the balance of management and independent directors, the need for audit committee or compensation committee expertise, the prospective nominee’s qualifications as discussed above, the diversity of the member’s skills and experience in areas that are relevant to the Company’s businesses and activities, and its evaluations of other prospective nominees. In connection with this evaluation, the nominating and governance committee determines whether to interview the prospective nominee and, if warranted, one or more members of the nominating and governance committee and others, as appropriate, conduct interviews in person or by telephone. After completing this process, the nominating and governance committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the nominating and governance committee. The nominating and governance committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board, and members of management.

The nominating and governance committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The nominating and governance committee views diversity broadly to include diversity of experience, skills, and viewpoint as well as traditional diversity concepts such as race or gender.

Audit Committee Matters

Membership and Independence

Messrs. Angelo, Feiner and O’Brien comprise our audit committee, with Mr. O’Brien serving as the chairman. The Board has determined that each of Messrs. Angelo, Feiner and O’Brien satisfies the requirements for independence under the rules and regulations of the NYSE American and the SEC, including the enhanced standards for audit committee members. The Board has also determined that Mr. O’Brien qualifies as an “audit committee financial expert” as defined in the SEC rules and satisfies the financial sophistication requirements of the NYSE American. Our audit committee met five times during fiscal 2018.

Responsibilities

Our audit committee is responsible for, among other things:

•	appointment of and approval of compensation for our independent public accounting firm and overseeing its performance and independence;
•	overseeing our accounting and financial reporting processes;
•	overseeing the audits of our financial statements;
•	overseeing the effectiveness of our internal controls over financial reporting; and
•	preparing the audit committee report that the SEC requires in our annual proxy statement.

A more detailed description of our audit committee’s functions can be found in our audit committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448 (Attention: Investor Relations).

Principal Accountant Fees & Services

The following table sets forth the costs we incurred for services provided by Farber Hass Hurley LLP, our independent registered public accounting firm, which audited our financials for the years ended December 31, 2018 and December 31, 2017.

	Year Ended December 31(1)
	2018	2017
Audit Fees	$178,001	$188,950
Audit-Related Fees	$27,322	$32,935
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$205,323	$221,885
(1)	Reflects the fees approved by the Company and billed or to be billed by Farber Hass Hurley LLP with respect to services performed for the audit and other services for the applicable fiscal year.

Audit Fees. Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including the audit of internal control over financial reporting, review of the interim consolidated financial statements included in our quarterly reports, and accounting services in connection with securities offerings.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include consultations in connection with financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform tax-related services for the Company.

All Other Fees. We have nothing to report in this line item as we did not engage Farber Hass Hurley LLP to perform services not covered by the preceding three categories.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all services provided by our independent registered public accounting firm. For fiscal 2018, our audit committee pre-approved 100% of all services provided by our independent registered public accounting firm. These services include audit services and audit-related services. Our independent registered public accounting firm is required to periodically report to our audit committee regarding the extent of services provided by our independent registered public accounting firm in accordance with this pre-approval policy. Our audit committee may also delegate pre-approval authority to one or more of its members. Such member(s) must report any such pre-approval to our audit committee at the next scheduled meeting.

Compensation Committee Matters

Membership and Independence

Messrs. Angelo, Feiner and O’Brien comprise our compensation committee, with Mr. Feiner serving as the chairman. The Board has determined that each of Messrs. Angelo, Feiner and O’Brien satisfies the requirements for independence under the rules of the NYSE American, including the enhanced standards for compensation committee members, and is a “non-employee director” within the meaning of Section 16 of the Exchange Act. Our compensation committee met six times during fiscal 2018.

Responsibilities, Processes and Procedures

Our compensation committee’s responsibilities and primary processes for establishing and overseeing executive compensation include, among other things:

•	exclusive authority to determine the amount and form of compensation paid to the Company’s Chief Executive Officer;
•	determining the amount and form of compensation paid to the Company’s executive officers, officers, employees, consultants and advisors;
•	administering our equity incentive plans;
•	engaging, compensating and terminating compensation consultants, legal counsel and such other advisors to assist the compensation committee;
•	reviewing and discussing with management to Company’s proposed disclosure under “Compensation Discussion and Analysis” as set forth in Regulation S-K and recommending to the Board whether such disclosure should be included in the Company’s public filings;
•	preparing the compensation committee report that the SEC requires in our annual proxy statement; and
•	making regular reports to the Board with respect to significant actions and determinations made by the compensation committee.

Our Chief Executive Officer generally attends compensation committee meetings and makes recommendations to our compensation committee regarding the amount and form of the compensation of the other executive officers and key employees. He is not present for any of the executive sessions or for any decisions regarding his own compensation.

Except with respect to determining the Chief Executive Officer’s compensation, the compensation committee may delegate its authority to a subcommittee thereof and, to the extent permitted by applicable law, the compensation committee may delegate to officers or appropriate supervisory personnel the authority to grant stock awards to non-executive, non-director employees.

Non-employee directors’ compensation is established by the Board upon the recommendation of our compensation committee.

A more detailed description of our compensation committee’s functions can be found in our compensation committee charter at http://www.virnetx.com in the “Highlights” link in the “Corporate Governance” subcategory under the “Investors” tab, or by writing to us at VirnetX Holding Corporation, P.O. Box 439, Zephyr Cove, Nevada 89448 (Attention: Investor Relations).

Compensation Committee Interlocks and Insider Participation

During fiscal 2018, Messrs. Angelo, Feiner and O’Brien served as members of our compensation committee. No member of our compensation committee was an officer or employee of VirnetX during fiscal 2018. In addition, no member of our compensation committee or executive officer of the Company served as a member of the Board or compensation committee of any entity that has an executive officer serving as a member of the Board or compensation committee.

Communications with the Board

Any of our stockholders who wish to communicate with the Board, a committee of the Board, the non-management directors as a group, or any individual member of the Board, may send correspondence to our Corporate Secretary at VirnetX Holding Corporation, PO Box 439, Zephyr Cove, Nevada 89448.

Our Corporate Secretary will compile and submit on a periodic basis all stockholder correspondence to our entire Board, or, if and as designated in the communication, to a committee of the Board, our non-management directors as a group, or an individual Board member. The independent directors of the Board review and approve the stockholders’ communications process periodically to ensure effective communication with stockholders.

Director Compensation

Directors who are also our employees are not compensated for serving on the Board. Information regarding compensation otherwise received by our directors, who are also named executive officers, is provided under the heading “Executive Compensation.”

Our compensation committee annually reviews director compensation and periodically consults with its independent compensation consultant, Compensia, Inc., or Compensia, in its review. Our compensation committee reviewed director compensation with Compensia in 2018. As part of this review, Compensia analyzed director compensation trends and data from companies comprising a peer group developed by Compensia for the 2018 director compensation assessment. The peer group reflected 21 publicly-traded companies that generally had similar financial, operational and strategic characteristics as the Company. At the time of the Compensia director compensation assessment, these peer companies were generally comparable to the Company with respect to annual revenue (median of $37 million at such time), market capitalization (median of $189 million at such time) and industry (primarily IP-licensing and software and other high-technology industries) to the extent practical taking into consideration our unique business model and financial profile. Any recommendations for changes are made to our full Board by our compensation committee. Our compensation committee reviewed our director compensation program in 2018, and determined that the program remains competitive and did not recommend any changes to the full Board in 2018.

Our amended and restated 2013 Equity Incentive Plan, or the 2013 Plan, which was last approved by our stockholders in 2017, contains maximum limits on the size of the equity awards that can be granted to each of our non-employee directors in any fiscal year. Those maximum limits do not reflect the intended size of any potential grants or a commitment to make any equity award grants to our non-employee directors in the future. These maximum limits under our 2013 Plan provide that no non-employee director may be granted, in any fiscal year, equity awards covering more than 100,000 shares, in the aggregate. Equity awards granted to an individual while he or she was an employee or a consultant, but not a non-employee director, do not count for purposes of these limits.

Cash Compensation of Non-employee Directors

Consistent with our compensation policy, we provide the following cash compensation for non-employee directors:

•	each non-employee director receives an annual cash retainer of $44,000;
•	each non-employee director who serves as a member of our audit committee receives an annual cash retainer of $6,600; each non-employee director who serves as a member of our compensation committee receives an annual cash retainer of $5,500; and each non-employee director who serves as a member of our nominating and governance committee receives an annual cash retainer of $2,200; and
•	each non-employee director who serves as a chair of our audit committee receives an annual cash retainer of $18,150; each non-employee director who serves as a chair of our compensation committee receives an annual cash retainer of $9,900; and each non-employee director who serves as a chair of our nominating and governance committees receives an annual cash retainer of $5,500.

Stock Compensation of Non-Employee Directors

Consistent with our compensation policy, we provide the following stock compensation for non-employee directors:

•	Upon the initial election or appointment to the Board of a new non-employee director, such individual will be granted, under our 2013 Plan, an option to purchase 30,000 shares of our Common Stock with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will vest monthly with respect to 1/36th of the total number of shares subject to the option, conditioned upon continued service as a director; provided that all vesting shall be accelerated such that the shares underlying such option shall be vested and become exercisable in full on the close of business on the day prior to the Company’s third annual meeting of stockholders to take place after the director’s initial election or appointment to the Board; and provided further that these options automatically become fully vested immediately prior to a “change in control” of the Company.
•	each existing non-employee director will be automatically granted, under the 2013 Plan, an option to purchase 12,500 shares of our Common Stock at each year’s annual meeting of stockholders with a per-share exercise price equal to the fair market value of that stock on the date of grant and which will fully vest upon the earlier of (a) the one-year anniversary of such a grant or (b) the close of business on the day prior to the following year’s annual meeting of stockholders, conditioned upon continued service as a director; provided that these options automatically become fully vested immediately prior to a “change in control” of the Company.

•	each existing non-employee director will be automatically granted, under the 2013 Plan, an award for 8,333 restricted stock units at each year’s annual meeting of stockholders, which will fully vest upon the earlier of (a) the one-year anniversary of such grant or (b) the close of business on the day prior to the following year’s annual meeting of stockholders, conditioned upon continued service as a director; provided that these restricted stock units automatically become fully vested immediately prior to a “change in control” of the Company.

The following table shows the compensation earned by or paid to each of our non-employee directors for fiscal 2018:

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	Option Awards(2)	Total
Michael F. Angelo	$61,600	$25,832	$26,875.00	$114,307
Gary Feiner	$62,700	$25,832	$26,875,00	$115,407
Thomas M. O’Brien	$69,850	$25,832	$26,875.00	$122,557
(1)	This table includes the compensation of only non-employee directors. For compensation of Mr. Larsen and Dr. Short, please see “Executive Compensation and Other Matters” of this Proxy Statement.
(2)	The amounts in this column reflect the aggregate grant date fair value of the stock awards and option awards computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, or FASB ASC Topic 718. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 6 titled “Stock-Based Compensation” in the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal 2018. The aggregate number of shares subject to outstanding options held by each independent director at the end of fiscal 2018 was as follows: Mr. Angelo (122,500), Mr. O’Brien (122,500) and Mr. Feiner (80,000). The aggregate number of shares subject to outstanding stock awards held by each independent director at the end of fiscal 2018 was as follows: Mr. Angelo (8,333), Mr. O’Brien (8,333) and Mr. Feiner (8,333). The number of outstanding shares held by each independent director at the end of fiscal 2018 was as follows: Mr. Angelo (73,727), Mr. O’Brien (126,662) and Mr. Feiner (24,999).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our Common Stock as of March 1, 2019 by:

•	all persons known to us, based on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act or in statements made to us, to be the beneficial owners of more than 5% of our Common Stock;
•	each director and nominee for director;
•	each of our named executive officers as listed in the “Summary Compensation Table” of this Proxy Statement; and
•	all current directors and executive officers as a group.

This table lists applicable percentage ownership based on 68,013,576 shares of Common Stock outstanding as of March 1, 2019. Securities that a person has a right to acquire pursuant to SEC rules within 60 days of March 1, 2019 are deemed to be beneficially owned by the persons holding these securities for the purpose of computing the number of shares owned by, and percentage ownership of, that person, but are not treated as outstanding for the purpose of computing any other person’s number of shares owned or ownership percentage.

Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses, to the best of our knowledge, sole voting and investment power with respect to all capital stock shown to be held by that person. The address of each executive officer and director, unless indicated otherwise, is c/o VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV, 89448.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
5% or Greater Stockholders:
Kendall Larsen	7,658,651	(2)	11.16%
BlackRock, Inc.	3,823,317	(3)	5.62%
Directors and Named Executive Officers:
Kendall Larsen	7,658,651	(2)	11.16%
Robert D. Short III, Ph.D.	776,299	(4)	1.13%
Thomas M. O’Brien	236,662	(5)	*
Michael F. Angelo	173,727	(6)	*
Gary Feiner	92,499	(7)	*
Richard H. Nance	79,273	(8)	*
All directors and current executive officers as a group (6 persons):	9,017,111	(9)	12.95%
(*)	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Securities which are exercisable, convertible or to which a holder has a right to acquire within 60 days of March 1, 2019 are deemed outstanding for purposes of computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. The indication herein that shares are beneficially owned is not an admission on the part of the listed stockholder that he, she or it is or will be a direct or indirect beneficial owner of those shares.
(2)	Includes 635,412 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2019, of which, 270,415 are held by Mrs. Larsen. Also includes 300,000 shares held of record by K2 Investment Fund, LLC, of which the Mr. Larsen and Mrs. Larsen are the sole member-managers and 460,195 shares of common stock held by Mrs. Larsen. Excludes 613,530 shares obtained prior to fiscal 2018 and held by the Kathleen Sheehan Revocable Trust dated 2/5/2009 and shares, stock options, and restricted stock units held by Mr. and Mrs. Larsen’s adult children. Mr. Larsen disclaims beneficial ownership of the excluded shares.
(3)	The information is based solely on a Schedule 13G filed by this stockholder on February 6, 2019. The stockholder’s business address is 55, East 52nd Street, New York, NY 10055. This stockholder has sole voting power with respect to 3,739,627 of such shares and sole dispositive power over all 3,823,317 shares.
(4)	Includes (i) 618,331 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2019 and (ii) 157,968 shares of common stock owned by the Short Revocable Living Trust.
(5)	Includes 110,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2019.
(6)	Includes 100,000 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2019.
(7)	Includes 67,500 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2019.
(8)	Includes 69,868 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2019.
(9)	Includes the following securities beneficially held by our current directors and executive officers as a group: 1,601,111 shares of common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of March 1, 2019.

PROPOSAL I:
ELECTION OF CLASS III DIRECTOR

The Board consists of five members. In accordance with our Amended and Restated Certificate of Incorporation, the Board is divided into three classes with staggered three-year terms. At the Annual Meeting, one Class III director will be elected for a three-year term to serve until the 2022 annual meeting and until his respective successor is qualified and elected, or until his earlier death, resignation or removal.

Nominee

The nominating and governance committee of the Board recommended, and the Board approved, Michael F. Angelo as the Class III director nominee for election to the Board at the Annual Meeting. If elected, Mr. Angelo will serve as a director until our annual meeting in 2022, and until his successor is qualified and elected or until his earlier death, resignation or removal. Mr. Angelo is a current director of the Company. Please see “Director Nominees” of this Proxy Statement for information concerning Mr. Angelo.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Mr. Angelo as Class III director. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board. We are not aware of any reason that the nominee would be unable or unwilling to serve as a director.

Vote Required

The single director nominee receiving the highest number of votes cast by the shares present in person or by proxy and entitled to vote at the Annual Meeting on this matter will be elected to the Board. Votes that are withheld will be excluded entirely and will have no effect in the election of directors.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election Michael F. Angelo as a Class III Director.

PROPOSAL II:
RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has selected Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and recommends that stockholders vote for ratification of such selection. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification by the stockholders of this selection. If the stockholders do not ratify the selection of Farber Hass Hurley LLP, the audit committee may reconsider its selection. Notwithstanding its selection or voting results, the audit committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.

Farber Hass Hurley LLP has audited our consolidated financial statements annually since it was first appointed in fiscal year 2007. We expect that representatives of Farber Hass Hurley LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

Ratification of Farber Hass Hurley LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting on this matter. Abstentions will have the same effect as a vote “against” the ratification of Farber Hass Hurley LLP as our independent registered public accounting firm.

The Board of Directors, on behalf of the audit committee, recommends that stockholders vote “FOR” the ratification of the selection of Farber Hass Hurley LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

EXECUTIVE OFFICERS

The following table sets forth the respective names, ages and positions of our named executive officers as of March 1, 2019.

Name	Age	Position
Kendall Larsen	62	Chairman of the Board of Directors, President and Chief Executive Officer
Richard H. Nance	70	Chief Financial Officer
Robert D. Short III, Ph.D.	67	Chief Technology Officer, Chief Scientist and Director

The biographies of Kendall Larsen and Robert D. Short, III, Ph.D. are set forth under the heading “Board of Directors” in this Proxy Statement.

Richard H. Nance has been our Chief Financial Officer on a part-time basis since April 5, 2012. From 2002 to 2011, Mr. Nance worked for Strasbaugh Inc., a designer of precision surfacing systems and solutions for the global semiconductor and semiconductor equipment, silicon wafer and silicon wafer equipment, data storage, micro-electromechanical system (“MEMS”), light emitting diode (“LED”) and precision optics markets, serving most recently as its Executive Vice President and Chief Financial Officer. Mr. Nance has served clients in his private practice since 2011 and is a licensed CPA and CGMA.

Each officer serves at the discretion of the Board and holds office until his successor is duly elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis describes our compensation program as it relates to our Chief Executive Officer, our Chief Technology Officer and Chief Scientist, and our Chief Financial Officer, our three executive officers whom we refer to as our named executive officers. This Compensation Discussion and Analysis should be read together with the compensation tables beginning on page 27 of this Proxy Statement. In this Compensation Discussion and Analysis, we first discuss certain of our business highlights that informed compensation decisions in fiscal 2018, and the objectives and philosophy of our executive compensation program. Next, we review the process our compensation committee follows in deciding how to compensate our named executive officers. We then provide a brief overview of the specific elements of our compensation program. Lastly, we present a detailed discussion and analysis of the compensation committee’s specific decisions about the compensation of our named executive officers for fiscal 2018.

Business Highlights

In fiscal 2018, the Company achieved significant milestones in the development of its business. With only 21 employees, the Company depends heavily on its executive officers to drive achievement of its strategic, operational and financial goals. The Company’s notable achievements in fiscal 2018 include:

•	Ongoing market development by the sales team for adoption of Gabriel Secure Communication Platform™ and Gabriel Collaboration Suite™, including recognition of Gabriel as the “Standard for Secure Communications” for the Information Sharing and Analysis Organizations (ISAOs) and expansion in multiple vertical markets such as healthcare, government, financial services, home security automation and manufacturing;
•	Expanding the exploration of alternative strategies with opportunities to work with third parties in Japan and elsewhere;
•	Employing a leveraged, partner-oriented, marketing strategy for our technology license and software product offerings. In 2018 we continued to grow our Resellers and Managed Service Provider base to include international partners to expand sales of our software products and services in the European and African markets;
•	General public product launch of new and enhanced versions of Gabriel Secure Communication Platform™ and Gabriel Collaboration Suite™ on all major operating systems, including iOS, Android, Windows, Mac OS X and Linux, and validation of key security claims of Gabriel Secure Collaboration Suite by a reputed, 3rd party security team;
•	Management of multiple legal proceedings, including a jury trial in the United States Court for the Eastern District of Texas, Tyler Division resulting in a $502.6 million verdict against Apple Corporation for infringing four VirnetX patents, and management of various appeals at the United States Court of Appeals for the Federal Circuit; and
•	Significant growth in our patent portfolio, including grant of multiple new U.S. and foreign patents, filing of numerous new U.S. and foreign patent applications, and filing timely responses to the IPR petitions filed by Apple, Mangrove Partners Master Fund Ltd and Black Swamp IP, LLC, including management of all the appeals of the PTAB decisions at the United States Court of Appeals for the Federal Circuit.

Compensation Program Objectives

The primary objectives of our executive compensation program are:

•	attracting and retaining the most talented and dedicated executives possible;
•	correlating annual and long-term cash and stock incentives to achievement of measurable performance objectives; and
•	aligning executives’ incentives with stockholder value creation.

To achieve these objectives, we implement and maintain compensation plans that tie a substantial portion of each executive officer’s overall compensation to key strategic financial and operational goals, such as revenue-generating activities, product and technical development, corporate public relations and stockholder value creation. The compensation committee’s approach emphasizes the setting of compensation at levels it believes are competitive with executives at other companies of similar size and stage of development who are operating in the information technology industry while taking into account our relative performance, key qualitative factors such as executive performance, criticality and tenure and our own strategic goals.

Executive Compensation Process

Role of the Compensation Committee

We maintain an executive compensation program comprised of multiple elements. The compensation committee typically reviews the elements of compensation for our named executive officers annually. The compensation committee makes all compensation decisions with regard to our Chief Executive Officer and the Company’s other named executive officers. In addition, the compensation committee is responsible for determining for all executive officers: annual base salary, annual incentive bonus, including specific goals, as applicable, and amount, equity compensation, employment agreements, severance arrangements and change in control agreements/provisions, if any, and any other benefits or compensation arrangement; evaluating and recommending to the Board compensation plans, policies, and programs for our Chief Executive Officer and other executive officers; administering our equity incentive plans; and preparing the compensation committee report that the SEC requires in our annual proxy statement.

Role of the Chief Executive Officer and Management in Compensation Decisions

Our Chief Executive Officer generally attends the compensation committee’s meetings and makes recommendations to the compensation committee regarding the amount and form of the compensation of the other named executive officers and key employees. He is not present for any of the executive sessions or for discussion related to his own compensation.

Compensation Consultant

The compensation committee retains sole authority to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

In fiscal 2018, the compensation committee engaged Compensia as its compensation consultant to:

•	review the Company’s current compensation practices;
•	review and compare proposed cash and equity compensation adjustments for named executive officers in fiscal 2018 relative to competitive market data previously developed by Compensia for the compensation committee; and
•	provide the compensation committee with input on the proposed cash and equity compensation adjustments for named executive officers in fiscal 2018 based, in part, on the competitive market data previously developed by Compensia.

Compensation Consultant Independence

The compensation committee has reviewed our relationship with Compensia pursuant to NYSE American and SEC rules and has found no conflict of interest in Compensia continuing to provide advice to the compensation committee. The compensation committee is also regularly advised by our primary outside corporate and compensation and benefits legal counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). The compensation committee has reviewed our relationship with WSGR pursuant to NYSE American and SEC rules and has found no conflict of interest in WSGR continuing to provide advice to the compensation committee.

Competitive Data

Our primary business is the development of software and technology solutions for securing real-time communications over the internet. In addition, we hold a valuable intellectual property portfolio from which we have generated revenue, both from licenses and one time payments in settlement of infringement claims by us.

In fiscal 2018, the compensation committee reviewed the Company’s compensation practices in comparison to the compensation practices of certain peer-group companies identified by Compensia in a report previously provided to the compensation committee (the “Compensation Assessment”). As part of the Compensation Assessment, in 2015 the compensation committee and Compensia worked together to determine a group of 20 publicly-traded companies that generally had similar financial, operational and strategic characteristics as the Company. For the Compensation Assessment, our peer group (“Peer Group”) consisted of:

Acacia Research	Marathon Patent Group	Unwired Planet
Aware	PDF Solutions	Violin Memory
Ceva	Procera Networks	Wi-LAN
Digimarc	Rambus	Zix
DTS	RPX
Evolving Systems	SPS Commerce
Immersion	Support.com
InterDigital	Universal Display

At the time of our Compensation Assessment, these peer companies were generally comparable to the Company with respect to annual revenue (median of $81 million at such time), market capitalization (median of $330 million at such time) and industry (primarily IP-licensing and software and other high-technology industries) to the extent practical taking into consideration our unique business model and financial profile. To assess the competitiveness of our executive compensation program for fiscal 2018, the compensation committee reviewed the data provided by Compensia. As part of this process, in fiscal 2018, Compensia analyzed base salaries, target bonuses and target total cash compensation, annual equity compensation and target total direct compensation for each of our named executive officers, as compared against the Compensation Assessment, and aging the cash compensation data by an additional 3% to reflect current market trends (the “Adjusted Compensation Assessment”). Compensia then presented this information to the compensation committee for its review and use in setting compensation.

Our success largely depends on the skills, experience and efforts of our key personnel, including Mr. Larsen, Dr. Short and Mr. Nance. Generally, the compensation committee seeks to provide compensation for our executive officers that is market competitive and provides incentives for our executive officers to remain with the Company and to drive development in the Company’s business. We do not benchmark our overall total compensation to any specific percentile but instead maintain a flexible approach to setting executive compensation for achieving our objectives. In setting compensation, the compensation committee considers various factors such as Company performance and individual performance, the importance of the officer’s role and the scope of the officer’s responsibilities (for example, job responsibilities that are broader than the specific position may suggest), current executive equity holdings and retention hold and competitive market data provided by Compensia for executives in similar positions. When determining compensation for the named executive officers, the compensation committee took into account that Mr. Nance works on a part-time basis.

In fiscal 2018, the compensation committee approved target total cash compensation levels (both base salary and target annual incentives) and equity compensation that resulted in target total direct compensation for our Chief Executive Officer and Chief Financial Officer that fell at the 35th and 50th percentile, respectively, and for our Chief Technology Officer and Chief Scientist at the 55th percentile, excluding the February 2018 Executive Grants (as defined below), of our Peer Group from the Adjusted Compensation Assessment.

The compensation committee believes this approach to setting executive compensation is important for driving achievement towards our financial and operational milestones and recognizing the importance of Mr. Larsen, Dr. Short and Mr. Nance to the Company.

Prior Say-on-Pay Advisory Approval

The Company held its most recent say-on-pay advisory vote in fiscal 2017. Over 67% of the stockholder votes cast on the proposal (excluding broker non-votes) were voted in favor of our compensation of our named executive officers. The compensation committee believes these results affirm stockholder support for our executive compensation decisions and policies, and as such, the compensation committee has not materially changed its approach to fiscal 2018 compensation. The compensation committee will continue to consider the results of say-on-pay proposals along with material shareholder feedback when making executive compensation policies and decisions.

Elements of Executive Compensation

Our executive compensation program consists of the following elements:

•	Base Salary. Base salaries for our named executive officers are established based on the scope of their responsibilities, taking into account competitive market compensation paid by other companies for similar positions. Generally, the program is designed to deliver executive base salaries within the range of salaries for executives with the requisite skills in similar positions with similar responsibilities at comparable companies, in line with our compensation philosophy. Executives with more experience, critical skills, and/or considered key performers may be compensated above the range as part of our strategy for attracting, motivating and retaining highly experienced and high performing employees. Base salaries are reviewed annually and adjusted from time to time after taking into account relevant market data, individual responsibilities, performance, and experience.
•	Annual Incentive Bonus. Each year, the compensation committee establishes a target annual incentive bonus amount for each named executive officer based on a percentage of the executive’s base salary. The target bonus, combined with base salary, is intended to provide our executive officers with a competitive cash compensation package that will aid in the retention of the employee, as well as provide an incentive and a reward for strong Company and individual performance. The chief executive officer and the compensation committee agree on general performance objectives for our named executive officers for the year, but the compensation committee has the sole discretion to determine following the end of the fiscal year whether, and the extent to which, the performance objectives were met and the amount of the annual incentive bonuses to be paid. Given the Company’s rapidly evolving business model, this structure provides the compensation committee with flexibility to reward strategic and operational goals that may not be quantifiable and allows the compensation committee to take into account the Company’s overall performance based on a multitude of factors. The compensation committee generally utilizes the annual incentive bonuses to compensate officers for achieving financial and operational goals and for individual performance. Performance factors considered when determining bonuses typically include strategic factors such as establishment and maintenance of key strategic relationships, development and implementation of our licensing strategy, development of our product, identification and advancement of additional products, successful litigation strategies and financial factors such as improving our results of operations, and increasing the price per share of our Common Stock.
•	Long-Term Incentive Program. We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our 2013 Plan was established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of stockholders. Our compensation committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. Our 2013 Plan allows for stock options, restricted stock, restricted stock units, stock appreciation rights, performance units, performance shares and performance bonus awards. In fiscal 2018, we granted both stock options and restricted stock units under our 2013 Plan to our named executive officers.

Stock-based awards are made at the commencement of employment, may be made annually based upon performance and, occasionally, following a significant change in job responsibilities or to meet other special retention objectives. The compensation committee reviews and approves stock-based awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each executive’s existing long-term incentives, and retention considerations. In determining the number of stock options and RSUs to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value, the individual’s historic and recent performance, the value of stock options and RSUs and percent of company granted in relation to other elements of the individual executive’s total compensation and relative to comparable companies. We expect to continue to use stock options and RSUs as a long-term incentive vehicle, potentially in combination with equity award types, because we believe that stock options and RSUs:

•	align the interests of executives with those of the stockholders, support a pay-for-performance culture, foster employee stock ownership, and focus the management team on increasing value for the stockholders;

•	are performance-based in that any value received by the recipient from a stock option is based on the growth of the stock price from the grant date and value received from RSUs is tied directly to our stock price performance over time and declines if our price declines;
•	help to provide a balance to the overall executive compensation program as base salary and our annual bonus program focus on short-term compensation, while the vesting of stock options and RSUs provide incentives to increase stockholder value over the longer term; and
•	include vesting restrictions that encourage executive retention and the preservation of stockholder value.

Named Executive Officers’ Compensation Decisions for Fiscal 2018

In fiscal 2018, the compensation committee undertook a full review of the compensation of our named executive officers, and following this review, in May 2018, the compensation committee made the following decisions (as described in greater detail in the sections below):

•	increases to the base salaries for fiscal 2018 for each of our named executive officers;
•	no changes to the target percentages for calculating cash incentive opportunities from fiscal 2017; and
•	grants of new equity awards with the number of shares underlying stock option grants and RSU grants to our executive officers in fiscal 2018 for the same number of shares as the corresponding grants made in fiscal 2017, except for Mr. Nance, who received a stock option grant to purchase 10,000 shares of common stock and an RSU grant for 6,666 shares of common stock to reflect his increased time commitment, duties and responsibilities to the Company and Mr. Larsen and Dr. Short, who received retention stock option grants to purchase 220,000 and 120,000 shares of common stock, respectively, in February 2018 (the “February 2018 Executive Grants”) after the compensation committee reviewed each of Mr. Larsen’s and Dr. Short’s overall performance, the Company’s performance and their equity holdings in the Company, including the impact of recently-expired option grants.

The compensation for our named executive officers for fiscal 2018 is presented in the table below.

Name	Base Salary Fiscal 2018	Targeted Cash Incentive Opportunity for Fiscal 2018(1)	Actual Cash Incentive Paid for Fiscal 2018(2)	Annual Incentive Bonus Fiscal 2018	Number of Shares Underlying Stock Option Grants for Fiscal 2018(3)	Number of Shares Underlying Stock Awards for Fiscal 2018(3)
Kendall Larsen President & Chairman, Chief Executive Officer	$649,213	50%	62.5%	$405,758	260,000	26,667
Robert D. Short III, Ph.D. Chief Technology Officer, Chief Scientist and Director	$413,062	50%	62.5%	$258,164	140,000	13,333
Richard Nance Chief Financial Officer	$167,076	50%	62.5%	$104,422	10,000	6,666
(1)	The target bonus level for cash incentive opportunities is calculated as a percentage of base salary.
(2)	The actual bonus level for cash incentive opportunities is calculated as a percentage of base salary.
(3)	Stock option grants and stock awards were made under the 2013 Plan.

Base Salary

Mr. Larsen is our President and Chief Executive Officer, as well Chairman of the Board. Mr. Larsen, a founder of VirnetX Inc., has driven the organization’s performance, leading it from inception, through the early start-up phase and through several rounds of financing. He has also helped drive significant growth in our revenues and market capitalization, as well as achievement of our operational and strategic milestones. The compensation committee believes that Mr. Larsen is critical to our ability to pursue our licensing strategy going forward. In light of these considerations and the other factors described above, in May 2018, the compensation committee increased

Mr. Larsen’s base salary from $618,298 to $649,213, an increase of approximately $31,000, or 5%, over fiscal 2017. With this increase, Mr. Larsen’s base salary exceeded the upper quartile of our Peer Group from the Adjusted Compensation Assessment, which the compensation committee felt was warranted due to the value Mr. Larsen brings to the Company through his key role in the management of the Company during his long tenure, as well as our successes under his leadership in product development, licensing, and litigation matters.

Dr. Short has significant scientific and technological expertise, and the compensation committee considered his technical, scientific and management skills, his level of responsibility and expected contributions to intellectual property and product development. In light of these considerations and the other factors described above, in May 2018, the compensation committee increased Dr. Short’s base salary from $393,393 to 413,062, an increase of approximately $20,000, or 5%, over fiscal 2017. With this increase, Dr. Short’s base salary also placed him within the upper quartile of our Peer Group from the Adjusted Compensation Assessment on an annualized basis, which the compensation committee believed was appropriate given his long tenure with us and contributions to our business.

Mr. Nance has significant public company experience, and the compensation committee considered his technical and strategic skills, his level of responsibility and expected contributions to our further success. In fiscal 2018, Mr. Nance’s responsibilities and time commitment to the Company increased. Accordingly, in accordance with his appointment as CFO on a part-time basis, the compensation committee approved a base salary of $167,076 for Mr. Nance based on an annual salary of $417,690 adjusted to reflect Mr. Nance’s actual part-time status, which also placed him within the upper quartile of our Peer Group from the Adjusted Compensation Assessment on an annualized basis, which the compensation committee believed was appropriate given his long tenure with us and contributions to our business.

Annual Incentive Bonus

In fiscal 2018, the compensation committee maintained the fiscal 2018 target incentive opportunity percentages for Mr. Larsen, Dr. Short and Mr. Nance at 50% of fiscal 2018 base salary.

In December 2018, the compensation committee reviewed the Company’s performance in fiscal 2018 and the contributions that Mr. Larsen, Dr. Short and Mr. Nance made to such performance. The compensation committee determined to pay each of Mr. Larsen, Dr. Short and Mr. Nance 62.5% of their respective fiscal 2018 base salary in light of the Company’s overall performance for the year, including a significant verdict for the Company in its litigation against Apple and advances in product development for the Company’s line of products, and their contributions in achieving this performance. The compensation committee took into account the achievement of certain licensing and litigation milestones, technical milestones, and development of the Company’s patent portfolio, none of which were given any particular weight or assigned a dollar value. The resulting aggregate fiscal 2018 annual incentive bonus payments paid to Mr. Larsen, Dr. Short and Mr. Nance were $405,758, $258,164 and $104,422, respectively.

Equity Incentive Compensation

On May 31, 2018, the compensation committee approved grants of stock options and restricted stock units to Mr. Larsen, Dr. Short and Mr. Nance as well as additional stock options to Mr. Larsen and Dr. Short on February 16, 2018. As part of the compensation review, the compensation committee, with input from Compensia, also reviewed our executive officers’ equity incentive compensation in terms of both annual grant date fair value granted and percent of the Company granted. Based on this review, the Company determined that the Company’s equity compensation grant date fair value in fiscal 2018 excluding the February 2018 Executive Grants, was below the bottom quartile of our Peer Group from the Adjusted Compensation Assessment for Mr. Larsen, Dr. Short and Mr. Nance, and also below the bottom quartile on a percent of company granted basis.

In determining fiscal 2018 stock option awards and stock awards for Mr. Larsen, Dr. Short and Mr. Nance, the compensation committee reviewed various factors, including the Company’s performance, each officer’s performance and perceived criticality to future success, peer practices with respect to long-term incentives, and total annual equity allocations at the Company for fiscal 2018. For Mr. Nance, the compensation committee took into account his increased time commitment, duties and responsibilities to the Company.

In addition, after a review of Mr. Larsen’s and Dr. Short’s overall performance, the Company’s performance and Mr. Larsen’s and Dr. Short’s equity holdings, including recently expired options that both held, the compensation committee granted Mr. Larsen an option to purchase 220,000 shares of the Company’s common stock and Dr. Short an option to purchase 120,000 shares of the Company’s common stock in February 2018. The compensation committee believed these grants were important to provide retention incentives to each of Mr. Larsen and Dr. Short.

Name	Position	Number of Shares Underlying Option Grant(1)(2)		Option Grant Date Fair Value	Number of Shares Underlying Stock Award(3)	Stock Award Grant Date Fair Value
Kendall Larsen	Chief Executive Officer, President and Chairman	260,000	(4)	$665,200	26,667	$85,334
Robert D. Short III, Ph.D.	Chief Technology Officer and Chief Scientist	140,000	(5)	$355,720	13,333	$42,666
Richard Nance	Chief Financial Officer	10,000		$23,300	6,666	$21,331
(1)	Subject to the continued service of the named executive officer, the option shall vest and become exercisable, with the exception of Dr. Short’s February 16, 2018 grant, in accordance with the following schedule: 1/48 of the total number of shares subject to the option shall vest and become exercisable on the one-month anniversary of the grant date and 1/48 of the total number of shares subject to the option shall vest and become exercisable on each monthly anniversary thereafter. Dr. Short’s February 16, 2018 grant shall vest and become exercisable in accordance with the following schedule: 12,500 of the total number of shares subject to the option are vested and exercisable on the grant date. 1/43 of the remaining number of shares subject to the option shall vest and become exercisable on each monthly anniversary thereafter.
(2)	All stock options indicated in the table have an exercise price equal to the closing sales price of our common stock traded on the NYSE American as of the applicable grant date.
(3)	Subject to the continued service of the named executive officer, the stock award shall vest in four equal annual installments beginning on the one-year anniversary of the grant date.
(4)	Includes (i) an option to purchase 220,000 shares of common stock granted on February 16, 2018 and (ii) an option to purchase 40,000 shares of common stock granted on May 31, 2018.
(5)	Includes (i) an option to purchase 120,000 shares of common stock granted on February 16, 2018 and (ii) an option to purchase 20,000 shares of common stock granted on May 31, 2018.

Perquisites

Our named executive officers participate in the same group insurance and employee benefit plans as our other salaried employees. At this time, we do not provide special benefits or other perquisites to our named executive officers.

Severance and Change in Control Arrangements

We do not provide change in control agreements or employment agreements providing formal cash or equity severance rights to any of our named executive officers. Our 2013 Plan allows the Board to determine the terms and condition of awards issued thereunder. The Board has made the determination that all equity awards issued under our 2013 Plan will include the provision that in the event of a “Change in Control” (as defined in our 2013 Plan), all unvested shares underlying the option and all unvested RSUs will vest and become exercisable immediately prior to the consummation of such Change in Control transaction.

Stock Ownership Guidelines

We have not adopted stock ownership guidelines, and we currently do not require our directors or executive officers to own a particular amount of our Common Stock. The compensation committee is satisfied that stock and option holdings among our directors and executive officers are sufficient at this time to provide ongoing motivation to align this group’s interests with those of our stockholders.

The Company has adopted policies that prohibits employee, officers, directors, and consultants from engaging in any short sale, “sale against the box” or any equivalent transaction involving the Company’s stock. Additionally, the Company’s directors and officers are prohibited from engaging in hedging or derivative transactions, such as “cashless” collars, forward contracts, equity swaps or other similar or related transactions, and all other Company employees and consultants may only engage in such transactions after obtaining approval from the Company’s compliance officer.

Tax and Accounting Considerations

The compensation committee considers the possible tax consequences to the Company and to its executives of our compensation programs, the accounting consequences to the Company of different compensation decisions and the impact of such decisions on stockholder dilution. With respect to the tax consequences to the Company, the compensation committee considers the potential future effects of Section 162(m) on the compensation paid to our named executive officers. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for the chief executive officer and certain other highly compensated officers.

We follow ASC Topic 718 for our options and stock awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a named executive officer is required to render service in exchange for the option or other award.

In approving the amount and form of compensation for our named executive officers, our compensation committee may consider all elements of the cost to us of providing such compensation, including the potential tax and accounting consequences. However, to maintain maximum flexibility in designing compensation programs, the compensation committee will not limit compensation to those levels or types of compensation that lead to a particular accounting result or level of stockholder dilution.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis for fiscal 2018 required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee has recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Respectfully submitted by the members of the compensation committee of the Board of Directors:

Gary Feiner (Chair)
Michael F. Angelo
Thomas M. O’Brien

SUMMARY COMPENSATION TABLE

The following table sets forth summary information concerning compensation earned by the Company’s Chief Executive Officer, Chief Technology Officer and the Company’s Chief Financial Officer.

Name and Principal Position	Year	Salary(1)		Bonus	Stock Awards(2)	Option Awards(2)	All Other Compensation	Total
Kendall Larsen Chief Executive Officer, President and Chairman	2018	$696,775	(3)	$405,758	$85,334	$665,200	$—	$1,853,068
	2017	$665,860	(4)	$386,436	$102,668	$110,000	$—	$1,264,964
	2016	$625,587	(5)	$364,538	$126,402	$131,600	$—	$1,248,127
Robert D. Short III, Ph.D. Chief Technology Officer and Chief Scientist	2018	$413,062		$258,164	$42,666	$355,720	$—	$1,069,612
	2017	$393,393		$245,870	$51,332	$3,004,800	$—	$3,695,395
	2016	$371,125		$231,953	$63,198	$65,800	$—	$732,076
Richard H. Nance Chief Financial Officer	2018	$167,076		$104,422	$21,331	$23,300	$—	$316,129
	2017	$159,120		$99,450	$15,400	$16,500	$—	$290,470
	2016	$75,056		$46,910	$12,642	$13,160	$—	$147,768
(1)	Actual salary earned during fiscal years 2016, 2017 and 2018.
(2)	Amounts reflect the grant date fair value for these awards and do not reflect the actual amounts earned. See the “2018 Grants of Plan-Based Awards” table for information on stock option awards and stock awards granted in fiscal 2018.
(3)	Includes payment of $47,562 for accrued, but unused vacation in fiscal 2018 in accordance with Company policy.
(4)	Includes payment of $47,562 for accrued, but unused vacation in fiscal 2017 in accordance with Company policy.
(5)	Includes payment of $42,326 for accrued, but unused vacation in fiscal 2016 in accordance with Company policy.

2018 GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards granted to the named executive officers during fiscal 2018. The equity awards identified in the table below are also reported in the “Outstanding Equity Awards at 2018 Fiscal Year-End” table below.

Name	Grant Date	Name of Plan	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value(1)
Kendall Larsen	2/16/2018	2013 Equity Incentive Plan		220,000	$3.55	$572,000
Kendall Larsen	5/31/2018	2013 Equity Incentive Plan	26,667		$—	$85,334
Kendall Larsen	5/31/2018	2013 Equity Incentive Plan		40,000	$3.20	$93,200
Robert D. Short III, Ph.D.	2/16/2018	2013 Equity Incentive Plan		120,000	$3.55	$309,120
Robert D. Short III, Ph.D.	5/31/2018	2013 Equity Incentive Plan	13,333		$—	$42,666
Robert D. Short III, Ph.D.	5/31/2018	2013 Equity Incentive Plan		20,000	$3.20	$46,600
Richard H. Nance	5/31/2018	2013 Equity Incentive Plan		10,000	$3.20	$23,300
Richard H. Nance	5/31/2018	2013 Equity Incentive Plan	6,666		$—	$21,331
(1)	These amounts reflect the grant date fair value of such award computed in accordance with FASB ASC Topic 718 and do not reflect the actual amounts earned. For information on the valuation assumptions used in valuing these awards, refer to Note 6 titled “Stock-Based Compensation” in the Notes to the Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal 2018.

OUTSTANDING EQUITY AWARDS AT 2018 FISCAL YEAR END

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2018.

	Option Awards					Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable		# of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	# of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested
Kendall Larsen(1)	585,425	(2)	—	$1.15	4/2/2019	—		$—
	10,209	(2)	—	$5.48	2/23/2020	—		$—
	24,791	(2)	—	$5.48	2/23/2020	—		$—
	50,000	(2)	—	$23.62	5/12/2021	—		$—
	40,000	(2)	—	$24.75	4/12/2022	—		$—
	40,000	(2)	—	$23.72	6/5/2023	—		$—
	40,000	(2)	—	$15.40	7/8/2024	—		$—
	35,833	(3)	4,167	$5.41	5/20/2025	—		$—
	25,833	(3)	14,167	$4.74	5/23/2026	—		$—
	15,000	(3)	25,000	$3.85	6/2/2027	—		$—
	45,833	(3)	174,167	$3.55	2/16/2028	—		$—
	5,833	(3)	34,167	$3.20	5/31/2028	—		$—
	—		—	—	—	6,666	(4)	$15,998
	—		—	—	—	13,333	(4)	$31,999
	—		—	—	—	20,000	(4)	$48,000
	—		—	—	—	26,667	(4)	$64,001

Robert D. Short III, Ph.D.	48,391	(2)	—	$1.15	4/2/2019	—		$—
	35,000	(2)	—	$5.48	2/23/2020	—		$—
	40,000	(2)	—	$23.62	5/12/2021	—		$—
	20,000	(2)	—	$24.75	4/13/2022	—		$—
	20,000	(2)	—	$23.72	6/6/2023	—		$—
	20,000	(2)	—	$15.40	7/8/2024	—		$—
	17,917	(3)	2,083	$5.41	5/20/2025	—		$—
	12,917	(3)	7,083	$4.74	5/23/2026	—		$—
	7,500	(3)	12,500	$3.85	6/2/2027	—		$—
	306,250	(3)	673,750	$4.15	9/14/2027	—		$—
	37,500	(5)	82,500	$3.55	2/16/2028	—		$—
	2,917	(3)	17,083	$3.20	5/31/2028	—		$—
	—		—	—	—	3,334	(4)	$8,002
	—		—	—	—	6,667	(4)	$16,000
	—		—	—	—	10,000	(4)	$24,000
	—		—	—	—	13,333	(4)	$31,999

Richard H. Nance	50,000	(2)	—	$23.84	4/4/2022	—		$—
	4,000	(2)	—	$23.72	6/5/2023	—		$—
	4,000	(2)	—	$15.40	7/8/2024	—		$—
	3,583	(3)	417	$5.41	5/20/2025	—		$—
	2,583	(3)	1,417	$4.74	5/23/2026	—		$—
	2,250	(3)	3,750	$3.85	6/2/2027	—		$—
	1,456	(3)	8,544	$3.20	5/31/2028	—		$—
	—		—	—	—	666	(4)	$1,598
	—		—	—	—	1,333	(4)	$3,199
	—		—	—	—	3,333	(4)	$7,999
	—		—	—	—	6,666	(4)	$15,998
(1)	This table does not include options or restricted stock units granted to Mrs. Larsen, as discussed in the notes to the Beneficial Ownership Table, included in this Proxy Statement at page 19.
(2)	The shares subject to this option are fully vested and exercisable as of December 31, 2018.
(3)	The shares subject to the option vest and become exercisable in 48 equal monthly installments beginning on the one month anniversary of the grant date, subject to the optionee’s continued status as a service provider of the Company on each such date.
(4)	The restricted stock units shall vest in four equal annual installments beginning on the one year anniversary of the grant date.
(5)	The shares subject to this option vest and become exercisable as follows: 12,500 of the total number of shares subject to the option are vested and exercisable on the grant date. 1/43 of the remaining number of shares subject to the option shall vest and become exercisable on each monthly anniversary thereafter.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2018

The following table presents information regarding the exercise of option awards and vesting of stock awards during fiscal 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Kendall Larsen(3)	—	—	26,667	$89,668
Robert D. Short III, Ph.D.	24,199	$38,477	13,333	$44,832
Richard Nance	—	—	3,000	$10,136
(1)	The value realized on exercise is calculated as the difference between the market price on exercise of the shares underlying the options exercised and the applicable exercise price of those options.
(2)	Reflects the market value of our common stock on the vesting date.
(3)	Excludes Mrs. Larsen’s options exercised and stock awards vested as discussed in the notes to the Beneficial Ownership Table, included in this Proxy Statement at page 19.

Potential Payments Upon Termination or Change in Control

As stated elsewhere in this Proxy Statement, we do not provide change in control agreements or employment agreements providing formal cash or equity severance rights to any of our named executive officers. However, the Board has made the determination that all equity awards issued under our 2013 Plan will include the provision that in the event of a “Change in Control” (as defined in our 2013 Plan), all unvested shares underlying the option and all unvested RSUs will vest and become exercisable immediately prior to the consummation of such Change in Control transaction.

The table below provides an estimate of the value of the equity awards that will vest and become immediately exercisable prior to the consummation of such Change in Control transaction for each of our named executive officers for our fiscal year ended December 31, 2018, assuming that the change in control was effective on December 31, 2018. The amounts reported in the table reflect the aggregate market value of the unvested shares of our common stock underlying outstanding stock options and restricted stock unit awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Kendall Larsen	251,668	—	66,666	$159,998
Robert D. Short III, Ph.D.	794,999	—	33,334	$80,002
Richard Nance	14,128	—	11,665	$27,996
(1)	The aggregate market value is computed by multiplying (i) the number of shares of our common stock underlying unvested and outstanding stock options at December 31, 2018, that would become vested by (ii) the positive difference, if any, between $2.40 (the closing market price of our common stock on the NYSE American on December 31, 2018, the last trading day in the fiscal year ended December 31, 2018) and the exercise price of such option.
(2)	The aggregate market value is computed by multiplying (i) the number of unvested shares of our common stock subject to outstanding restricted stock unit awards at December 31, 2018 that would become vested by (ii) $2.40 (the closing market price of our common stock on the NYSE American on December 31, 2018, the last trading day in the fiscal year ended December 31, 2018).

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), we are providing the following disclosure that compares the annual total compensation of our “median employee” to the annual total compensation of our Chief Executive Officer, Mr. Larsen.

•	The annual total compensation of the employee identified as our median employee as of December 31, 2018 (other than our Chief Executive Officer) was $447,627;
•	The annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table in this Proxy Statement, was $1,853,068; and
•	Based on this information, the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 4:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•	To identify the median employee, we calculated compensation of our employees using their fiscal 2018 annual base salaries, cash bonus amounts earned for performance in fiscal 2018 and the aggregate grant date fair value of equity awards granted in fiscal 2018.
•	We determined that as of December 31, 2018, our employee population consisted of 21 full-time and part-time employees.
•	We did not exclude any employees from our employee population.
•	Once the median employee was identified, we calculated the total compensation for our median employee using the same methodology we used to calculate Mr. Larsen’s total compensation as disclosed in the Summary Compensation Table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4, and 5 and amendments thereto furnished to the Company during fiscal 2018 and written representations regarding Forms 5 provided to the Company, we believe that all Section 16(a) filing requirements have been met.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than compensation arrangements of non-employee directors and named executive officers, we describe below transactions and series of similar transactions, during our last three fiscal years, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, executive officers or holders of more than 5% of our common stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The audit committee is responsible for reviewing and approving in advance any proposed related person transactions. The audit committee reviews any such proposed related person transactions on a quarterly basis, or more frequently as appropriate. In cases in which a transaction has been identified as a potential related person transaction, management must present information regarding the proposed transaction to the audit committee for consideration and approval or ratification. The audit committee is also responsible for reviewing the Company’s policies with respect to related person transactions and overseeing compliance with such practices.

The compensation for Kathleen Larsen, Dustan Sheehan, Joshua Sheehan, Corby Hoback and Parker Larsen were approved by the compensation committee. Compensation amounts below reflect the aggregate grant date fair value of the stock options computed in accordance with FASB ASC Topic 718. The values of the option grants and stock awards include the value of unvested shares. There can be no assurance that these amounts will ever be realized. For information on the valuation assumptions used in valuing these stock option awards, refer to Note 6 titled “Stock-Based Compensation” in the Note to the Financial Statements contained in the Company’s Annual Report on Form 10-K for fiscal 2018.

Kendall Larsen, the Company’s Chairman of the Board of Directors, President and Chief Executive Officer, is married to the Company’s Chief Administrative Officer, Kathleen Larsen. Kathleen Larsen is not an executive officer of the Company. In addition, Kathleen Larsen’s sons, Dustan Sheehan and Joshua Sheehan, are employed by the Company as a (1) Graphics, Web, Product Test and Support Engineer and (2) Global Operations Manager, Product and Sales Support Engineer, respectively. Neither Dustan Sheehan nor Joshua Sheehan are executive officers of the Company. Kathleen Larsen and each of Dustan and Joshua Sheehan are currently compensated at levels that the Company believes is comparable to other employees in similar positions of responsibility at comparable companies.

During fiscal 2018 Kathleen Larsen received an aggregate of $671,383 in the form of salary and bonus, $826,600 in the form of option grants and $42,666 in the form of stock awards. During fiscal year 2018, Dustan Sheehan received an aggregate of $129,190 in the form of salary and bonus, $11,650 in the form of option grants, and $10,666 in the form of stock awards. During fiscal year 2018, Joshua Sheehan received an aggregate of $138,887 in the form of salary and bonus, $11,650 in the form of option grants and $10,666 in the form of stock awards.

Mr. Larsen’s son, Parker Larsen, is employed by the Company as a Product Test Engineer. Parker Larsen is not an executive officer of the Company. During fiscal 2018, Parker Larsen received an aggregate of $70,200 in the form of salary and bonus, $11,650 in the form of option grants, and $10,666 in the form of stock awards. Parker Larsen is currently compensated at a level the Company believes is comparable to other employees in similar positions of responsibility at comparable companies.

Robert D. Short III, Ph.D., the Company’s Chief Technical Officer and Chief Scientist, is the father-in-law of Corby Hoback, who is employed by the Company as a Senior Software Engineer. Corby Hoback is not an executive officer of the Company. During fiscal 2018, Corby Hoback received an aggregate of $239,324 in the form of salary and bonus, $113,425 in the form of option grants and $107,666 in the form of stock awards. Corby Hoback is currently compensated at a level that the Company believes is comparable to other employees in similar positions of responsibility at comparable companies.

During fiscal 2018, the Company leased the use of an aircraft from K2 Investment Fund LLC (“LLC”) for business travel for employees of the Company. The Company incurred approximately $1,590,000 in rental fees (including fees and other reimbursements) to the LLC during fiscal 2018 for such use. Kendall Larsen and Kathleen Larsen are the sole member-managers of the LLC and control the equity interests of the LLC. On January 31, 2017 the Company entered into a 12-month non-exclusive lease with the LLC for use of the plane at a rate of $8,100 per flight hour, with no minimum usage requirement. The agreement contains other terms and conditions normal in such transactions and can be cancelled by either the Company or the LLC with 30-days’ notice. The audit committee has approved the rental fees and lease agreement.

AUDIT COMMITTEE REPORT

The following is the report of the audit committee of the Board of Directors. In connection with the financial statements for fiscal 2018, our audit committee has:

•	reviewed and discussed our audited financial statements for fiscal 2018 with our management and our independent registered public accounting firm, including discussions related to critical accounting policies, financial reporting principles and practices, the reasonableness of significant estimates, and the effectiveness of internal control over financial reporting;
•	discussed with our independent registered accountants, the matters required to be discussed by standards promulgated by the Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, “Communications with Audit Committees”; and
•	received the written disclosures and the letter from our independent registered public accounting firm discussing the matters required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with our independent registered public accounting firm its independence.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for fiscal 2018.

Respectfully submitted by:

Thomas M. O’Brien (Chair)
Michael F. Angelo
Gary Feiner

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings, unless we specifically incorporate these reports by reference in some other filed document.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting, the enclosed proxy card confers discretionary authority with respect to such matter.

AVAILABILITY OF FORM 10-K

We will provide upon request without charge to each person solicited by this Proxy Statement a copy of our Annual Report on Form 10-K for fiscal 2018, including our financial statements but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and we will furnish a copy of any such exhibit to any person who requests it upon the payment of our reasonable expenses in providing the requested exhibit. For further information, please send a request to: Secretary, VirnetX Holding Corporation, PO Box 439, Zephyr Cove, NV 89448, telephone (775) 548-1785. Our Annual Report on Form 10-K and our other filings with the SEC, including exhibits, are also available for free online at http://www.virnetx.com under the “SEC Filings” link in the “Investors” tab and at the SEC’s internet site, http://www.sec.gov.

Sincerely,

Kathleen Larsen
Corporate Secretary

ANNUAL MEETING INSTRUCTIONS

Attendance at the Annual Meeting is limited to stockholders of record as of April 1, 2019. Registration will begin at 8:00 a.m. Pacific Time on May 23, 2019, and each stockholder will need proof of identification with valid picture identification such as a driver’s license or passport and verification of stock ownership as of April 1, 2019.

The use of cell phones, smartphones, pagers, recording and photographic equipment and/or computers is not permitted in the meeting room at the Annual Meeting.

See below for driving directions.

DRIVING DIRECTIONS TO ANNUAL MEETING

MontBleu Resort Casino & Spa - South Lake Tahoe
55 Highway 50
Stateline, Nevada 89449
(800) 829-7630

Driving Directions

From Sacramento (Route #1 Hwy-50):

•	Take Highway 50 east through Placerville and over Echo Summit to South Lake Tahoe.

From Sacramento or San Francisco (Route #2 - I-80):

•	I-80 to Truckee.
•	Take CA-267 South to Kings Beach on Tahoe’s North Shore.
•	Turn East on CA-28, which becomes NV-28 at the state line.
•	Continue around the lake through Crystal Bay and Incline Village, past Nevada’s Lake Tahoe State Park, to the intersection with US-50.
•	Turn right and continue past Glenbrook and Zephyr Cove to MontBleu Resort, Casino & Spa, located on your left.

From Reno:

•	Drive South on US-395, 33 miles to Carson City.
•	On the far South side of Carson City, take the US-50 turnoff West to Lake Tahoe.
•	Take US-50 another 22 miles to the California state line.

50
Golf Course Entrance Rd
Lake Pkwy
Lake Pkwy
Lake Pkwy
Lake Pkwy
Lake Pkwy
Hard Rock Hotel & Casino Lake Tahoe
Montbleu Resort, Casino and Spa
Basecamp Tahoe South
Harrah's Lake Tahoe
Lake Tahoe Resort
Marriott's Timber Lodge
The Shops at
Manzanita Ave
Poplar St
Cedar Ave

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving any future mailings of proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

E62025-P21185

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

VIRNETX HOLDING CORPORATION

	For All	Withhold All	For All Except
1. Election of one Class III Director. A proposal to elect the person listed below to serve a three-year term until the Annual Meeting of Stockholders in 2022, or until his resignation or his successor is duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Michael F. Angelo

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE62025-P21185ForAllWithholdAllFor AllExceptFor Against AbstainTo withhold authority to vote for any individualnominee(s), mark "For All Except" and write thenumber(s) of the nominee(s) on the line below.VIRNETX HOLDING CORPORATIONCORPORATE STOCK TRANSFER, INC.3200 CHERRY CREEK DR. SOUTH, STE. 430DENVER, CO 80209ATTN: RHONDA SINGLETON, PROXY DEPT. MGR.VOTE BY INTERNET - www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic deliveryof information up until 11:59 p.m. Eastern Time the day before the cut-off dateor meeting date. Have your proxy card in hand when you access the web siteand follow the instructions to obtain your records and to create an electronicvoting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxymaterials, you can consent to receiving any future mailings of proxy statements,proxy cards and annual reports electronically via e-mail or the Internet. To signup for electronic delivery, please follow the instructions above to vote using theInternet and, when prompted, indicate that you agree to receive or access proxymaterials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Haveyour proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the enclosed postage-paidenvelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717.2. Ratification of appointment of Farber Hass Hurley LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year endingDecember 31, 2019.VIRNETX HOLDING CORPORATION1. Election of one Class III Director. A proposal to elect theperson listed below to serve a three-year term until theAnnual Meeting of Stockholders in 2022, or until hisresignation or his successor is duly elected and qualified.Nominee:The Board of Directors recommends you vote FORthe following:01) Michael F. AngeloThe Board of Directors recommends you vote FOR Proposal 2:Please indicate if you plan to attend this meeting.For address changes and/or comments, please check this box and write themon the back where indicated.NOTE: Signature(s) should agree with name(s) on VirnetX Holding Corporation stock certificate(s). Executors, administrators, trustees and other fiduciaries,and persons signing on behalf of corporations or partnerships must so indicate when signing. All joint owners must sign.The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders for the May 23, 2019 Annual Meeting, and the accompanyingdocuments forwarded therewith, and ratifies all lawful action taken by Kendall Larsen or Greg Wood, as attorney and proxy.NOTE: This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or anyadjournment or postponement thereof.PLEASE MARK, DATE, SIGN AND RETURN THE PROXY FORM AS SOON AS POSSIBLE USING THE ENCLOSED POSTAGE-PAID ENVELOPE.Yes No

E62026-P21185Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting of VirnetX Holding Corporation to be Held on May 23, 2019.You can view the proxy statement and the annual report to stockholders for the year endedDecember 31, 2018 at www.proxyvote.com.VIRNETX HOLDING CORPORATIONPROXY FOR ANNUAL MEETING OF STOCKHOLDERSTO BE HELD MAY 23, 2019THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSThe undersigned stockholder of VIRNETX HOLDING CORPORATION hereby nominates, constitutes and appoints Kendall Larsen and Greg Wood, and each of them, attorneys-in-fact and proxies with full power of substitution, for me and in my name, place and stead, to act and vote all of the common stock of VirnetX Holding Corporation standing in my name and on its books at the Annual Meeting of Stockholders to be held at9:00 a.m., Pacific Time, on Thursday, May 23, 2019, at the Montbleu Resort Casino & Spa-South Lake Tahoe, 55 Highway 50, Stateline, NV 89449, and at any adjournment thereof, with all the powers the undersigned would possess if personally present, on the matters set forth on the reverse side:Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 23, 2019: You can view the proxy statement, this proxy card and the annual report to stockholders for the year ended December 31, 2018 at www.proxyvote.com.THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO CONTRARY DIRECTION IS INDICATED WILL BE VOTED FOR THE PERSON LISTED IN PROPOSAL 1, FOR PROPOSAL 2, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS SAID PROXIES DEEM ADVISABLE.PLEASE SIGN AND DATE ON REVERSEAddress Changes/Comments: _______________________________________________________________________________________________________________________________________________________________________________________(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)